Option Agreement

This Agreement dated this 29th day of April, 2009, by and between ALTERNATIVE WIND RESOURCES, LLC, a New York limited liability company (hereinafter referred to as “AWR”), and WINDTAMER CORPORATION, a New York State corporation (hereinafter referred to as “WINDTAMER”).

WHEREAS, WINDTAMER holds certain United States and International patents and patent pending claims and rights for WindTamer Turbines; and

WHEREAS, AWR desires to obtain Exclusive United States and International Licensing rights to manufacture, lease and sell 15KW and larger WindTamer Turbines.

NOW THEREFORE, for good and valuable consideration and in consideration of the mutual covenants contained herein the parties hereto agree as follows:

1.           WINDTAMER agrees to grant to AWR an Exclusive License and appropriate rights under all of WINDTAMER's patents, patents pending and other intellectual property rights, to enable AWR to manufacture, market, lease and defend patents for all 15KW and larger WindTamer Turbines.

2.           In consideration for said Exclusive Licensing rights to be granted, AWR will pay to WINDTAMER the sum of $6,000,000.00. In addition, AWR shall pay to WINDTAMER the following royalties for each turbine that is sold or leased: for each 15KW turbine $5,000.00; for each 20KW turbine $6,000,00; for each 30KW turbine $7,000.00. Each year the base amount of all royalties to be paid will be adjusted to reflect the US Federal Cost of Living Index.

3.           This Option Agreement shall remain in full force and effect for a period of 60 days from the date of the execution or this Agreement.

4.           This Option Agreement is contingent upon WINDTAMER. providing AWR with all documentation reasonably necessary in order to evidence that WINDTAMER holds valid United States and International patents and patents pending claims and rights, which were granted for a fluid driven enhanced generator Patent No. 6655907 issued December 2, 2003, and that WINDTAMER has the authority to grant such exclusive rights to AWR. In the event that WINDTAMER cannot provide such information in a form reasonably acceptable by AWR, this Option Agreement shall be extended 45 days after such information is provided.

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5.           In consideration for the granting of this option, AWR will pay to WINDTAMER the sum of $10,000.00.

6.           The License Agreement shall provide:

A.           AWR shall pay such royalty on all sales of WindTamer Turbines to WINDTAMER each calendar quarter, no later than 30 days after the end of each calendar quarter.

B.           AWR will keep and maintain records, during the term of this License Agreement, to reflect the exact number of WindTamer units manufactured and sold.

C.           WINDTAMER shall have the right, upon reasonable prior notice, to audit AWR's records to determine the accuracy of AWR's royalty payments. In the event any underpayments are discovered, AWR is to immediately make payment to WINDTAMER to correct the underpayment.

D.           That the parties shall remain at all times, independent contractors in the performance of the Agreement and nothing contained herein shall be deemed to create a joint venture, partnership or agency relationship between the parties. Neither party shall have the right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of the other as may be expressly provided otherwise in said Agreement. Each party shall be solely responsible for the performance of its employees and for all costs and expenses of its employees, to include, but not be limited to employee benefits.

8.           The License Agreement shall be effective and commence upon the payment of $6,000,000.00 and shall remain in full force and effect for a period of 50 years, AWR may renew the License Agreement for an additional term of 50 years by providing a written renewal notice to WINDTAMER, no later than 90 days prior to the end of the initial term.

9.           Any amendments or modifications to this Agreement must be in writing and signed by authorized representatives of both parties. Any verbal agreements, discussions, and understandings, expressed or implied, shall not constitute an amendment to this Agreement.

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10.           Unless otherwise expressly provided for, all notices, requests, demands, consents or other communications required or pertaining to this Agreement shall be sent by next business day courier, fax followed by confirmation by mail, e-mail or some other method that provided proof of deliver, to the address set forth below.

WindTamer Corporation 156 Court Street Geneseo, NY 14454	Alternative Wind Resources, LLC Attn: Mario J. Pirrello 2040 Ridge Road East Rochester, NY 14622

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives.

WINDTAMER CORPORATION		ALTERNATIVE WIND RESOURCES, LLC

By:	/s/ Gerald Brock 4/29/2009	By:	/s/ George Cary
	Jerry Brock		George Cary
	President and CEO		Managing Member

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